                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:   April 17, 1998
                                        --------------
                      (Date of earliest event reported)


                             BOSTON EDISON COMPANY
                             ---------------------
            (Exact name of registrant as specified in its charter)


        Massachusetts                1-2301              04-1278810
        -------------                ------              ----------
(State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation              File Number)     Identification No.)


800 Boylston Street, Boston, Massachusetts                02199
------------------------------------------                -----
 (Address of principal executive offices)               (Zip Code)


                              617-424-2000
                              ------------
          (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------


Holding Company Approval

Boston Edison Company received approval of its reorganization plan to form a holding company structure from the Department of Telecommunications and Energy on April 17, 1998. The Holding Company, BEC Energy, is expected to be established in May 1998 following the anticipated final approval from the Securities and Exchange Commission. Upon the reorganization, Boston Edison will be a wholly owned subsidiary of BEC Energy. Boston Energy Technology Group, currently a wholly owned unregulated subsidiary, will cease being a subsidiary of Boston Edison and become a wholly owned subsidiary of BEC Energy. The common shareholders of Boston Edison will become shareholders of BEC Energy. Existing debt and preferred stock will remain obligations of Boston Edison.


Common Stock Repurchase Program

On April 23, 1998, the Board of Directors authorized the repurchase of up to four million shares of Boston Edison's common stock. Boston Edison contemplates repurchasing the shares after completion of the sale of its fossil generating assets to Sithe Energies, and final regulatory approval of the Holding Company. Both events are expected to occur in May 1998.

After-tax proceeds from the sale of the fossil generating assets will be used to retire debt and preferred stock, as well as to repurchase common stock. The common stock may be repurchased from time to time on the open market, through block or privately-negotiated transactions, or a combination. Timing of the repurchase will depend heavily on market conditions.

                                  SIGNATURE
                                  ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







                                         BOSTON EDISON COMPANY



                                 By:  /s/ Robert J. Weafer, Jr.
                                      ________________________________________
                                          Robert J. Weafer, Jr.
                                          Vice President-Finance,
                                          Controller and Chief
                                          Accounting Officer



Date:  April 24, 1998